Exhibit 1

JOINT FILING AGREEMENT

           The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of NationsHealth, Inc., dated as of March 9, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: March 9, 2005	MHR CAPITAL PARTNERS LP

By:    MHR Advisors LLC,
          its General Partner

By:    /s/ Hal Goldstein
          Name: Hal Goldstein
          Title: Vice President

MHR CAPITAL PARTNERS (100) LP

By:    MHR Advisors LLC,
          its General Partner

By:    /s/ Hal Goldstein
          Name: Hal Goldstein
          Title: Vice President

MHR ADVISORS LLC

By:    /s/ Hal Goldstein
          Name: Hal Goldstein
          Title: Vice President

OTQ LLC

By:    /s/ Hal Goldstein
          Name: Hal Goldstein
          Title: Authorized Signatory

MARK H. RACHESKY, M.D.

By: /s/ Mark H. Rachesky